EXECUTION VERSION

ATLAS PIPELINE PARTNERS, L.P.,

ATLAS PIPELINE FINANCE CORPORATION, as Issuers,

THE SUBSIDIARIES NAMED HEREIN, as Subsidiary Guarantors

AND

U.S. BANK NATIONAL ASSOCIATION, as Trustee

6  5/8% Senior Notes due 2020

INDENTURE

Dated as of September 28, 2012

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section(s)
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.03; 4.18; 12.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.05
	(f)	N.A.
315	(a)	7.01
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.01; 6.05
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(b)	N.A.
	(c)	12.01

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

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Section 12.05.	Statements Required in Certificate or Opinion.	74
Section 12.06.	Rules by Trustee and Agents.	74
Section 12.07.	No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse Against General Partner.	74
Section 12.08.	Governing Law.	74
Section 12.09.	No Adverse Interpretation of Other Agreements.	74
Section 12.10.	Successors.	74
Section 12.11.	Severability.	74
Section 12.12.	Counterpart Originals.	75
Section 12.13.	Table of Contents, Headings, Etc.	75

SCHEDULES, EXHIBITS AND ANNEXES

SCHEDULE A	Schedule of Subsidiary Guarantors

SCHEDULE B	Certain Agreements

EXHIBIT A	Form of Note	Exhibit A Page 1

EXHIBIT B	Form of Certificate of Transfer	Exhibit B Page 1

EXHIBIT C	Form of Certificate of Exchange	Exhibit C Page 1

EXHIBIT D	Form of Guarantee Notation	Exhibit D Page 1

EXHIBIT E	Form of Certificates from Acquiring Institutional Accredited Investor	Exhibit E Page 1

ANNEX A	Form of Supplemental Indenture	A-1

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THIS INDENTURE dated as of September 28, 2012 is among Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Company”), Atlas Pipeline Finance Corporation, a Delaware corporation (“Finance Co” and, collectively with the Company, the “Issuers”), the Subsidiary Guarantors (as defined herein) listed on Schedule A hereto, and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

The Issuers, the Subsidiary Guarantors, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6  5/8% Senior Notes due 2020 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and that has the “Schedule of Exchange of Interests in the Global Note” attached thereto and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A, subject to adjustment as provided in Section 2.06 hereof.

“Acquired Debt” means, with respect to any specified Person: (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to a Registration Rights Agreement. Unless the context indicates otherwise, all references to “interest” in this Indenture or the Notes shall be deemed to include any Additional Interest.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a specified Person shall be deemed to be control by the other Person; provided, further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings. Notwithstanding the preceding, the term “Affiliate” shall not include a Restricted Subsidiary of any specified Person.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary or any direct or indirect participant therein that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets, other than sales of inventory in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.06 and/or the provisions of Article 5 hereof and not by the provisions of Section 4.07; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves assets having a fair market value of less than $10.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary of the Company;

(4) a Restricted Payment that is permitted under Section 4.08 hereof or a Permitted Investment;

(5) the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6) transfers of damaged, worn-out or obsolete equipment or assets that, in the Company’s reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;

(7) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(8) the creation or perfection of a Lien that is not prohibited by Section 4.10;

(9) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; and

(10) the sale or discounting of accounts receivable in the ordinary course of business.

“Attributable Debt” in respect of a sale and lease-back transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and lease-back transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means, with respect to the Company or the Operating Company, the Board of Directors of the General Partner, or any authorized committee of such Board of Directors, and with respect to Finance Co or any other Subsidiary of the Company, the Board of Directors or managing members of such Person.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 365 days, demand and overnight bank deposits and other similar types of investments routinely offered by commercial banks, in each case, with any domestic commercial bank having a combined capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or Standard & Poor’s and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend, shall not have the phrase identified by footnote 3 thereto and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Equity Interests of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or the removal of the General Partner by the limited partners of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares; provided that a Change of Control shall not be deemed to occur solely as a result of a transfer of the general partnership interests of the Company or the Equity Interests in the General Partner to a new entity in contemplation of the initial public offering of such new entity, or as a result of any further offering of Equity Interests of such new entity (or securities convertible into such Equity Interests) so long as the persons or entities that beneficially own the general partnership interests of the Company or the Equity Interests in the General Partner on the Issue Date continue to hold the general partnership interests in such new entity (or, in the case of a new entity that is not a partnership, no other Person or group Beneficially Owns more than 50% of the Voting Stock of such new entity);

(4) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (4) in one transaction or a series of related transactions in which immediately after the consummation thereof Persons Beneficially Owning, directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not Beneficially Own, directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or

(5) the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder, and any successor thereto.

“Company” means the Person named as such in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means such successor.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication):

(1) an amount equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

(2) the provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to interest-rate Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, depletion and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5) all extraordinary, unusual or non-recurring items of loss or expense; plus

(6) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, including any non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges, in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity, to the extent such losses were included in computing such Consolidated Net Income; minus

(7) all extraordinary, unusual or non-recurring items of gains or revenue; minus

(8) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements (other than this Indenture, the Notes or its Guarantee), instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders, partners or members.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (without duplication):

(1) the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of all Persons that are not Restricted Subsidiaries shall be excluded, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person (without duplication);

(2) the earnings included therein attributable to all entities that are accounted for by the equity method of accounting and the aggregate Net Income (but not net loss in excess of such aggregate Net Income) included therein attributable to all entities constituting Joint Ventures that are accounted for on a consolidated basis (rather than by the equity method of accounting) shall be excluded, except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(3) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement (other than this Indenture, the Notes or its Guarantee), instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(4) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of Statement of Financial Accounting Standards No. 133, shall be excluded;

(5) the cumulative effect of a change in accounting principles shall be excluded; and

(6) any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity (including premiums or penalties paid to counterparties in connection with the breakage, termination or unwinding of Hedging Obligations) will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (1) all current liabilities reflected in such balance sheet, and (2) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the General Partner who (1) was a member of such Board of Directors on the Issue Date or (2) was nominated for election or elected to such Board of Directors with the approval of either (x) a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or (y) any “person” or “group” (as those terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) who owns all the general partnership interests or a majority of the Equity Interests of the General Partner.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated July 27, 2007, amended and restated as of December 22, 2010, as amended by Amendment No. 1 dated as of April 19, 2011, as further amended by that certain Incremental Joinder dated as of July 8, 2011 and as further amended by Amendment No. 2 dated as of May 31, 2012, among the Company, the Subsidiaries party thereto, the banks party thereto and Wells Fargo Bank, National Association, as administrative agent, consisting of a revolver loan and a term loan, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced, supplemented or refinanced in whole or in part from time to time.

“Credit Facilities” means, with respect to the Company, Finance Co or any Restricted Subsidiary, one or more credit facilities or commercial paper facilities, including the Credit Agreement, in each case with banks, investment banks, insurance companies, mutual funds and/or institutional lenders providing for revolving credit loans, term loans, production payments, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, supplemented or refinanced in whole or in part from time to time.

“Default” means any event that is or with the passage of time or the giving of notice or both would be, an Event of Default.”

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders thereof have the right to require the Company or any of its Restricted Subsidiaries to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity if the terms of such Equity Interests provide that the Company or any Restricted Subsidiary may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 4.08 hereof.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Equity Interests” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited);

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and

(5) all warrants, options or other rights to acquire any of the interests described in clauses (1) through (4) above (but excluding any debt security that is convertible into, or exchangeable for, any of the interests described in clauses (1) through (4) above).

“Equity Offering” means any public or private sale for cash of Equity Interests of the Company (excluding sales made to any Restricted Subsidiary, sale of Disqualified Equity and private sales to an Affiliate of the Company) after the Issue Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the 6  5/8% Senior Notes due 2020, having terms substantially identical to the Notes, offered to the Holders of the Notes under an Exchange Offer Registration Statement.

“Exchange Offer” means an offer that may be made by the Issuers pursuant to a Registration Rights Agreement to the Holders of the Notes to exchange their Notes for a like aggregate principal amount of the Exchange Notes registered under the Securities Act.

“Exchange Offer Registration Statement” means a registration statement filed by the Issuers and the Subsidiary Guarantors with the SEC to register the Exchange Notes for issuance in an Exchange Offer.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date.

“Finance Co” means the Person named as such in the preamble of this Indenture under and until a successor replaces it pursuant to the applicable provision of this Indenture and thereafter means such successor.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of Disqualified Equity, and the application of the net proceeds thereof as if the same had occurred at the beginning of the applicable four-quarter reference period (and if such Indebtedness is incurred to finance the acquisition of assets (including, without limitation, a single asset, a division or segment or an entire company) that were conducting commercial operations prior to such acquisition, there shall be included pro forma net income for such assets, as if such assets had been acquired on the first day of such period).

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and pro forma effect will be given to the amount of net cost savings certified in an officer’s certificate executed by the Chief Financial Officer of the Company to have occurred or that are reasonably and in good faith projected to be realized within 12 months after, and as a result of, such acquisition and contractual commitments in effect or specified actions that have been taken or will within 90 days be commenced; provided that such cost savings are reasonably identifiable and factually supportable;

(2) designations of Restricted Subsidiaries and Unrestricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period;

(3) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

(4) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(5) interest on outstanding Indebtedness of the specified Person or any of its Restricted Subsidiaries as of the last day of the four-quarter reference period shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such last day after giving effect to any Hedging Obligation then in effect; and

(6) if interest on any Indebtedness incurred by the specified Person or any of its Restricted Subsidiaries on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rates, then the interest rate in effect on the last day of the four-quarter reference period will be deemed to have been in effect during such period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to interest-rate Hedging Obligations; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) the product of (a) all dividend payments, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Equity) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means Atlas Pipeline Partners GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Company.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b) or 2.06(f) hereof.

“guarantee” means to guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, directly or indirectly, in any manner, including, without limitation, by way of a pledge of assets, or through letters of credit or reimbursement, “claw-back,” “make-well,” or “keep-well” agreements in respect thereof, all or any part of any Indebtedness.

“Guarantee” means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article 10 hereof, including a notation in the Notes substantially in the form attached hereto as Exhibit D.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness or other Obligations of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which are expressly subordinate in right of payment to the Obligations of such Subsidiary Guarantor under its Guarantee pursuant to a written agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under interest rate and commodity price swap agreements, interest rate and commodity price cap agreements, interest rate and commodity price collar agreements and foreign currency and commodity price exchange agreements, options or futures contracts or other similar agreements or arrangements or Hydrocarbon hedge contracts or Hydrocarbon forward sales contracts, in each case designed to protect such Person against fluctuations in interest rates, foreign exchange rates, or commodities prices.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Note” means the Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and that has the “Schedule of Exchange of Interests in the Global Note” attached thereto and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes transferred to Institutional Accredited Investors in accordance with 2.06(b)(iii)(C), subject to adjustment as provided in Section 2.06 hereof.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing all Attributable Debt of such Person in respect of any sale and lease-back transactions not involving a Capital Lease Obligation;

(6) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business;

(7) representing Disqualified Equity; or

(8) representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Disqualified Equity and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person, provided that a guarantee otherwise permitted by this Indenture to be incurred by the Company or any of its Restricted Subsidiaries of Indebtedness incurred by the Company or a Restricted Subsidiary in compliance with the terms of this Indenture shall not constitute a separate incurrence of Indebtedness.

The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount;

(2) in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date;

(3) in the case of any letter of credit, the maximum potential liability thereunder; and

(4) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other indebtedness.

For purposes of clause (7) of the first paragraph of this definition, Disqualified Equity shall be valued at the maximum fixed redemption, repayment or repurchase price, which shall be calculated in accordance with the terms of such Disqualified Equity as if such Disqualified Equity were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, that if such Disqualified Equity is not then permitted by its terms to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Disqualified Equity. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer thereof dated such date prepared in accordance with GAAP, but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of the rules and regulations promulgated under the Securities Act.

“Interest Payment Date” means Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by Standard & Poors or, if Moody’s and Standard & Poors both cease to rate the Notes for reasons outside the Company’s control, the equivalent ratings from any other nationally recognized statistical rating agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant in Section 4.08 hereof, (1) the term “Investment” shall include the portion (proportionate to the Company’s Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company or any of its Restricted Subsidiaries at the time that such Subsidiary is designated an Unrestricted Subsidiary, and (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the General Partner. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.08(b) hereof.

“Issue Date” means the first date on which the notes are issued hereunder.

“Issuers” means the Company and Finance Co, collectively; “Issuer” means the Company or Finance Co.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, charge, security interest, hypothecation, assignment for security, claim, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof, any option or other agreement to grant a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Make Whole Amount” means, with respect to any Note at any redemption date, the greater of (A) 1.0% and (B) the excess, if any, of (1) an amount equal to the present value of (a) the redemption price of such Note at October 1, 2016 plus (b) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date) to October 1, 2016 (other than interest accrued to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (2) the aggregate principal amount of the Notes to be redeemed.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) the aggregate after tax effect on gains and losses realized in connection with:

(a) any asset sale; or

(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries; and

(2) other than for purposes of Section 4.08 hereof, any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

“Net Proceeds” means, with respect to any Asset Sale or sale of Equity Interests, the aggregate proceeds received by the Company or any of its Restricted Subsidiaries in cash or Cash Equivalents in respect of any Asset Sale or sale of Equity Interests (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any such sale), net of, without duplication, (1) the direct costs relating to such Asset Sale or sale of Equity Interests, including, without limitation, brokerage commissions and legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or Equity Interests that were the subject of such Asset Sale or sale of Equity Interests, (4) all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale and (5) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or Equity Interests or for liabilities associated with such Asset Sale or sale of Equity Interests and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness as to which:

(1) neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender of such Indebtedness;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a person who is not a U.S. Person.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Notes” has the meaning assigned to it in the preamble to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Notes by the Issuers pursuant to the Offering Memorandum.

“Offering Memorandum” means the offering memorandum of the Issuers dated September 24, 2012 relating to the Offering.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person (or, with respect to the Company or the Operating Company, so long as it remains a partnership, the General Partner).

“Officers’ Certificate” means a certificate signed on behalf of each of the Company and Finance Co by two of its Officers (or so long as they remain partnerships, Officers of the General Partner), one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of Section 12.05 hereof.

“Operating Company” means Atlas Pipeline Operating Partnership, L.P., a Delaware limited liability company, and its successors.

“Operating Surplus” shall have the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, Finance Co or the General Partner (or any Subsidiary Guarantor, if applicable), any Subsidiary of the Company or the Trustee.

“Participant” means a Person who has an account with DTC.

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement relating to the Notes issued on the Issue Date.

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of March 9, 2004, as such may be amended, modified or supplemented from time to time.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used in a Permitted Business or a combination of assets used in a Permitted Business and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person.

“Permitted Business” means either (1) gathering, transporting, treating, processing, marketing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto including entering into Hedging Obligations to support these businesses, or (2) any other business that generates gross income at least 90% of which constitutes “qualifying income” under Section 7704(d)(1)(E) of the Code.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture, provided that

(1) either (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 4.08 hereof) not previously expended at the time of making such Investment;

(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keep-well” arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof; and

(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1) any Investment in, or that results in the creation of, any Restricted Subsidiary of the Company;

(2) any Investment in the Company or in a Restricted Subsidiary of the Company (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in the Company);

(3) any Investment in cash or Cash Equivalents;

(4) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(5) any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with Section 4.07;

(6) any Investment in a Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of the Company;

(7) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any of its Restricted Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any such Restricted Subsidiary, in each case as to debt owing to the Company or any such Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary;

(8) any Investment in Hedging Obligations permitted to be incurred under Section 4.09 hereof;

(9) other investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such

Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the Issue Date and existing at the time of the Investment, which is the subject of the determination, was made, not to exceed the greater of (a) $60.0 million and (b) 5.0% of Consolidated Net Tangible Assets;

(10) any Investment in the notes and Investments existing on the Issue Date;

(11) Permitted Business Investments; and

(12) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business.

“Permitted Liens” means:

(1) Liens securing Indebtedness under the Credit Facilities permitted to be incurred under Section 4.09;

(2) Liens in favor of the Company or any of its Restricted Subsidiaries;

(3) any interest or title of a lessor in the property subject to a Capital Lease Obligation;

(4) Liens on property (including Equity Interests) of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to, and were not obtained in contemplation of, such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

(5) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to, and were not obtained in contemplation of, such acquisition and relate solely to such property, accessions thereto and the proceeds thereof;

(6) Liens to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety, indemnity or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(7) Liens on any property or asset acquired, constructed or improved by the Company or any Restricted Subsidiary, which (a) are in favor of the seller of such property or assets, in favor of the Person constructing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, construction or improvement of such asset or property, (b) are created within 360 days after the date of acquisition, construction or improvement, (c) secure the purchase price or construction or improvement cost, as the case may be, of such asset or property in an amount not to exceed the lesser of (i) the cost to the Company and its Restricted Subsidiaries of such acquisition, construction or improvement of such asset or property and (ii) 100% of the fair market value (as determined by the Board of Directors of the General Partner) of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including proceeds thereof, accessions thereto and upgrades thereof);

(8) Liens to secure performance of Hedging Obligations of the Company or a Restricted Subsidiary;

(9) Liens existing on the Issue Date and Liens in connection with any extensions, refinancing, renewal, replacement or defeasance of any Indebtedness or other obligation secured thereby; provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased and (b) no assets are encumbered by any such Lien other than the assets encumbered immediately prior to such extension, refinancing, renewal, replacement or defeasance;

(10) Liens on pipelines or pipeline facilities that arise by operation of law;

(11) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farmout agreements, division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of the Company’s or any Restricted Subsidiary’s business that are customary in the Permitted Business; provided that any Liens arising under operating agreements, joint venture agreements, partnership agreements and the like are non-recourse to the Company and its Subsidiaries and only attach to Equity Interests in the applicable joint venture, partnership or other entity that is the subject of such agreement;

(12) Liens securing the Obligations of the Issuers under the Notes and this Indenture and of the Subsidiary Guarantors under the Guarantees;

(13) Liens upon specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s Obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods and permitted by Section 4.09 hereof;

(14) Liens securing any indebtedness equally and ratably with all Obligations due under the Notes or any Guarantee pursuant to a contractual covenant that limits liens in a manner substantially similar to Section 4.10 hereof; and

(15) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed 5% of Consolidated Net Tangible Assets at any one time outstanding.

During any covenant suspension pursuant to Section 4.20 hereof, for purposes of complying with Section 4.10, the Liens described in clauses (1) and (15) of this definition of “Permitted Liens” will be Permitted Liens only to the extent those Liens secure Indebtedness not exceeding, at the time of determination, 10% of the Consolidated Net Tangible Assets of the Company.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of necessary fees and expenses incurred in connection therewith and any premiums paid on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes or the Guarantees, as the case may be, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is not incurred by a Restricted Subsidiary if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

For the avoidance of doubt, the foregoing clauses (1) through (4) shall not apply to extensions, refinancings, renewals, replacements, defeasances or refunds of the Credit Facility.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or agency or political subdivision thereof or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of Standard & Poors and Moody’s, or if Standard & Poors or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the Board of Directors of the General Partner) which shall be substituted for Standard & Poors or Moody’s, or both, as the case may be.

“Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date that certain agreement dated the Issue Date among the Issuers, the Subsidiary Guarantors and the Initial Purchasers requiring the Issuers and the Subsidiary Guarantors to file an Exchange Offer Registration Statement and a Shelf Registration Statement, and (2) any other registration rights agreement relating to any additional Notes issued by the Issuers after the Issue Date pursuant to Section 2.02.

“Regulation S” means Regulation S promulgated by the SEC under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and that has the “Schedule of Exchange of Interests in the Global Note” attached thereto and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S, subject to adjustment as provided in Section 2.06 hereof.

“Responsible Officer,” when used with respect to the Trustee, means the officer in the Corporate Trust Department of the Trustee having direct responsibility for administration of this Indenture.

“Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary. Notwithstanding anything in this Indenture to the contrary, each of Finance Co and the Operating Company shall be a Restricted Subsidiary of the Company.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Rule 144A” means Rule 144A promulgated by the SEC under the Securities Act.

“Rule 903” means Rule 903 of Regulation S promulgated by the SEC under the Securities Act.

“Rule 904” means Rule 904 of Regulation S promulgated by the SEC under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a shelf registration statement filed with the SEC by the Issuers and the Subsidiary Guarantors in accordance with the applicable Registration Rights Agreement to register resales of the Notes or the Exchange Notes.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act and the Exchange Act, as such Regulation is in effect on the Issue Date .

“Standard & Poors” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent Obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of either Issuer (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity (other than an entity referred to in clause (2) below) of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited), limited liability company or joint venture (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (i) the only general partners or managing members of which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof) or (ii) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership, limited liability company or joint venture, respectively.

“Subsidiary Guarantors” means each of:

(1) each Restricted Subsidiary of the Company existing on the Issue Date ;

(2) any other Subsidiary of the Company that becomes a Subsidiary Guarantor in accordance with the provisions of this Indenture; and

(3) their respective successors and assigns;

in each case until such Subsidiary Guarantor ceases to be such in accordance with this Indenture. Notwithstanding anything in this Indenture to the contrary, Finance Co shall not be a Subsidiary Guarantor.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

“Treasury Rate” means, at the time of computation, the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to October 1, 2016; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to October 1, 2016 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date. Any weekly average yields calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward.

“Trustee” means the party named as such in the preamble of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Government Obligations” means securities that are (1) direct Obligations of the United States of America for the payment of which its full faith and credit is pledged and (2) Obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) or (2) above, are not callable or redeemable at the option of the issuers thereof.

“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S promulgated by the SEC under the Securities Act.

“Unrestricted Certificated Note” means one or more Certificated Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than Finance Co or the Operating Company) that is designated by the Board of Directors of the General Partner as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (1) except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments”, has no Indebtedness other than Non-Recourse Debt; (2) is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such arrangement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Notwithstanding anything in this Indenture to the contrary, neither Finance Co nor the Operating Company shall be designated as an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.08 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such Person (regardless of whether, at the time, Equity Interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such indebtedness.

Section 1.02. Other Definitions.

TERM	DEFINED IN SECTION
“Affiliate Transaction”	4.12
“Alternate Offer”	4.06(h)
“Asset Sale Offer”	3.09
“Calculation Date”	1.01 (definition of Fixed Charge Coverage Ratio)
“Change of Control Offer”	4.06(a)
“Change of Control Payment”	4.06(a)
“Change of Control Payment Date”	4.06(b)
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.07(c)
“Incremental Funds”	4.08(a)
“incur”	4.09(a)
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01(e)(i)
“Permitted Debt”	4.09(b)
“Purchase Date”	3.09
“Registrar”	2.03
“Reinstatement Date”	4.20
“Restricted Payments”	4.08(a)
“Suspended Covenants”	4.20

Section 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and the Guarantees;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Company, Finance Co or any Subsidiary Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions; and

(6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01. Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The notation on each Note relating to the Guarantees shall be substantially in the form set forth on Exhibit D, which is a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 above such amount thereof.

The terms and provisions contained in the Notes (including the Guarantees) shall constitute, and are hereby expressly made, a part of this Indenture and the Company, Finance Co, the Subsidiary Guarantors, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent permitted by law, if any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the “Schedule of Exchanges in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend, the phrase identified in footnote 3 thereto and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02. Execution and Authentication.

One Officer of the Company and one Officer of Finance Co shall sign the Notes for the Company and Finance Co, respectively, by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company and Finance Co signed by one Officer of the Company and one Officer of Finance Co, authenticate (i) $325,000,000 aggregate principal amount of Notes, with the Guarantees endorsed thereon, for original issue on the Issue Date and (ii) from time to time thereafter any amount of additional Notes specified by the Issuers, in each case, upon a written order of the Company and Finance Co signed by one Officer of the Company and one Officer of Finance Co. Such order shall specify (a) the amount of the Notes of each series to be authenticated and the date of original issue thereof, and (b) whether the Notes are Exchange Notes. The aggregate principal amount of Notes of either series outstanding at any time may not exceed the aggregate principal amount of Notes of such series authorized for issuance by the Issuers pursuant to one or more written orders of the Issuers, except as provided in Section 2.07 hereof. Subject to the foregoing, the aggregate principal amount of Notes of either series that may be issued under this Indenture shall not be limited.

The Notes issued on the Issue Date and any additional Notes subsequently issued, together with the Exchange Notes issued in exchange therefor, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of either of the Issuers.

Section 2.03. Registrar and Paying Agent.

The Company, Finance Co and the Subsidiary Guarantors shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency in the Charlotte, North Carolina where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, Finance Co or any of their Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Interest, if any, on the Notes, and will notify the Trustee of any default by the Company, Finance Co or the Subsidiary Guarantors in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or a Subsidiary Guarantor) shall have no further liability for the money. If an Issuer or a Subsidiary Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or Finance Co, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA Section 312(a).

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes may be exchanged by the Issuers for Certificated Notes if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary, or (ii) if an Event of Default occurs and is continuing and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Certificated Notes. Whenever a Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to the Schedule of Exchanges of Interests in the Global Notes attached thereto pursuant to Section 2.01 hereof. All Certificated Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letters of Transmittal delivered by the holders of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3)(c) thereof, if applicable.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted

Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

(iii) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any state of the United States.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Certificated Notes. A beneficial interest in a Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Certificated Note, except in the circumstances specified in Section 2.06(a).

(d) Transfer and Exchange of Certificated Notes for Beneficial Interests. Certificated Notes cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Global Note.

(e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

(i) Restricted Certificated Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(ii) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

(iii) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Certificated Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any state of the United States.

(iii) A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof. Unrestricted Certificated Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Certificated Note.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that are not (x) broker-dealers (excluding broker-dealers that acquired such beneficial interests in Restricted Global Notes as a result of market-making activities or other trading activities (other than such beneficial interests in Restricted Global Notes acquired directly from the Issuers or any of their affiliates (as defined in Rule 144) thereof)), (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates of the Company and accepted for exchange in the Exchange Offer and (ii) Unrestricted Certificated Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in an aggregate principal amount equal to the principal amount of the Restricted Certificated Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Certificated Notes so accepted Unrestricted Certificated Notes in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B) Notwithstanding the foregoing, any Global Note or Certificated Note issued pursuant to subparagraphs (b)(iv), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Certificated Notes (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) upon the Issuers’ order or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.06 and 9.05 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Certificated Notes (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Issuers and the Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period of 15 days before a selection of Notes for redemption, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Issuers and the Subsidiary Guarantors may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent, the Issuers or any Subsidiary Guarantor shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Certificated Notes (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in accordance with the provisions of Section 2.02 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

(ix) Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(j) Each beneficial owner of an interest in a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment by such beneficial owner of such interest in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(k) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among beneficial owners of interest in any Global Note) other than to require delivery of such certificate and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or either of the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by one Officer of the Company and one Officer of Finance Co, shall authenticate a replacement Note (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Subsidiary Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and the Subsidiary Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.

Section 2.08. Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interests in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest (including Additional Interest, if applicable) on it ceases to accrue.

If the Paying Agent (other than an Issuer or a Subsidiary or an Affiliate of an Issuer) holds, on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest (including Additional Interest, if any).

Section 2.09. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by an Issuer, by any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) upon a written order of the Issuers signed by one Officer of the Company and one Officer of Finance Co. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

Either of the Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall treat such canceled Notes in accordance with its documents retention policies. The Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

If any of the Company, Finance Co or any Subsidiary Guarantor defaults in a payment of interest on the Notes, it or they (to the extent of their obligations under the Guarantees) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. CUSIP Numbers.

The Issuers in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if they do so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

If an Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least ten Business Days (unless a shorter period is acceptable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) whether it requests the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

Section 3.02. Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(a) if the Notes are listed for trading on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are so listed; or

(b) if the Notes are not so listed or there are no such requirements, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest (including Additional Interest, if applicable) ceases to accrue on Notes or portions of them called for redemption unless the Issuers default in making such redemption payment.

Section 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed (including CUSIP numbers) and shall state:

(a) the redemption date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption (other than a Global Note) must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuers default in making such redemption payment, interest (including Additional Interest, if applicable) on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

Not later than 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04 hereof) money sufficient to pay the redemption price of, and accrued and unpaid interest (including Additional Interest, if applicable) on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (including Additional Interest, if applicable) on, all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest (including Additional Interest, if applicable) shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (including Additional Interest, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest (including Additional Interest, if any) shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue and, upon the Issuers’ written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Issuers shall not have the option to redeem the Notes prior to October 1, 2016. On and after October 1, 2016, the Issuers shall have the option to redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

YEAR	PERCENTAGE
2016	103.313%
2017	101.656%
2018 and thereafter	100.000%

(b) On or before October 1, 2016, the Issuers may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to:

(i) 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), plus

(ii) the Make Whole Amount.

(c) On or before October 1, 2015, the Issuers may on any one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of Notes issued hereunder with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 106.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on a record date to receive interest due on the relevant Interest Payment Date); provided that

(i) at least 65% of the aggregate principal amount of Notes issued hereunder remains outstanding after each such redemption; and

(ii) any redemption occurs within 90 days after the closing of such Equity Offering (without regard to any over-allotment option).

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08. Mandatory Redemption.

Except for any repurchase offers required to be made pursuant to Sections 4.06 and 4.07 hereof, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

Section 3.09. Offer to Purchase by Application of Net Proceeds.

In the event that, pursuant to Section 4.07 hereof, the Issuers shall be required to commence a pro rata offer (an “Asset Sale Offer”) to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the Net Proceeds of sales of assets to purchase Notes and such other pair passu Indebtedness, it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for a period of at least 30 days following its commencement but no longer than 60 days, except to the extent that a longer period is required by applicable law (the “Offer Period”). Promptly after the termination of the Offer Period (the “Purchase Date”), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.07 hereof (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered and not withdrawn in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.07 hereof and the length of time the Asset Sale Offer shall remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not validly tendered or accepted for payment shall continue to accrue interest (including Additional Interest, if applicable);

(d) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest (including Additional Interest, if applicable) after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(f) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples of $1,000 above such amount thereof, shall be purchased); and

(h) that Holders whose Notes were purchased only in part shall be issued new Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Offer Amount has been validly tendered and not properly withdrawn, all Notes so tendered and not withdrawn, shall deposit by 11:00 a.m., New York time, with the Paying Agent or depositary an amount equal to the purchase price in respect of all Notes or portions thereof accepted for payment, and shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. Upon surrender and cancellation of a Certificated Note that is purchased in part, the Issuers shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 above such amount thereof. Respecting a Global Note that is purchased in part pursuant to an Asset Sale Offer, the Trustee shall make an endorsement thereon to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.06(h) hereof. The depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors), and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

The Issuers shall pay or cause to be paid the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes in New York, New York on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest (including Additional Interest, if any) shall be considered paid on the date due if the Paying Agent, if other than an Issuer or any Subsidiary Guarantor thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (including Additional Interest, if any) then due. The Issuers shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium at the then applicable interest rate on the Notes to the extent lawful. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any), without regard to any applicable grace period, at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

The Issuers shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar), where Notes may be surrendered or presented for payment, where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers or the Subsidiary Guarantors in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the City and State of New York where the Notes may be presented or surrendered for payment, the Issuers shall forthwith designate and maintain such an office or agency in the City and State of New York, in order that the Notes shall at all times be payable in the City and State of New York. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

Section 4.03. Compliance Certificate.

(a) The Issuers and the Subsidiary Guarantors shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuers and the Restricted Subsidiaries of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Subsidiary Guarantors have kept, observed, performed and fulfilled their respective obligations under this Indenture and the Guarantees, respectively, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of such Issuers and such Subsidiary Guarantors, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action such Issuer or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto).

(b) [Intentionally omitted].

(c) Each of the Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the General Partner or Finance Co becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.04. Taxes.

The Issuers shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.05. Stay, Extension and Usury Laws.

Each of the Issuers and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06. Change of Control.

(a) If a Change of Control occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 above such amount thereof) of that Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Issuers shall offer a change of control payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the date of purchase (the “Change of Control Payment Date”), subject to the rights of any Holder in whose name a Note is registered on a record date occurring prior to the Change of Control Payment Date to receive interest on an Interest Payment Date that is on or prior to such Change of Control Payment Date. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by this Indenture and described in such notice. The Issuers shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.06 by virtue of such conflict.

(b) Within 30 days following any Change of Control, the Issuers shall mail by first class mail, a notice to each Holder, with a copy of such notice to the Trustee. The notice, which shall govern the terms of the Change of Control Offer, shall state, among other things:

(i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for herein, and that, although Holders are not required to tender their Notes, all Notes that are validly tendered shall be accepted for payment;

(ii) the Change of Control Payment and the Change of Control Payment Date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed;

(iii) that any Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) shall cease to accrue interest (including Additional Interest, if applicable) after the Change of Control Payment Date;

(iv) that any Notes (or portions thereof) not validly tendered shall continue to accrue interest (including Additional Interest, if applicable);

(v) that any Holder electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least one (1) Business Day before the Change of Control Payment Date;

(vi) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(vii) the instructions and any other information necessary to enable Holders to tender their Notes (or portions thereof) and have such Notes (or portions thereof) purchased pursuant to the Change of Control Offer.

(c) On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit by 11:00 a.m., New York time, with the Paying Agent or depositary an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(iii) deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuers.

(d) The depositary or the Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Issuers shall promptly issue a new Note (in each case, accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors), and the Trustee, upon written request from the Issuers, shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder such new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 above such amount thereof. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) The provisions described in this Section 4.06 that require the Issuers to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of this Indenture are applicable.

(f) Notwithstanding the other provisions of this Section 4.06, the Issuers will not be required to make a Change of Control Offer upon a Change of Control and a holder will not have the right to require the Issuers to repurchase any Notes pursuant to a Change of Control Offer if (i) a third party makes an offer to purchase the Notes in the manner, at the times and otherwise in substantial compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer and purchases all Notes validly tendered and not withdrawn under such purchase offer or (ii) an irrevocable notice of redemption to purchase all outstanding Notes at a purchase price equal to at least 101% of the aggregate principal amount of such notes has been given pursuant to Section 3.07, unless and until the Issuers have defaulted in the payment of the applicable redemption price.

(g) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled, at either of the Issuers’ option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

(h) Notwithstanding the other provisions of this Section 4.06, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control, as provided in this Section 4.06, if, in connection with or in contemplation of a Change of Control, they have made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered and not withdrawn at a cash price equal to or greater than the Change of Control Payment and have purchased all Notes properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

Section 4.07. Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(ii) such fair market value is determined in good faith by (a) an executive officer of the General Partner if the value is less than $20.0 million, as evidenced by an Officers’ Certificate delivered to the Trustee or (b) the Board of Directors of the General Partner if the value is $20.0 million or more, as evidenced by a resolution of such Board of Directors of the General Partner; and

(iii) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (iii), each of the following shall be deemed to be cash:

(A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(B) any securities, notes or other Obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 180 days after the Asset Sale converted by such Issuer or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale (or within 90 days after such 360-day period in the event the Company enters into a binding commitment with respect to such application), the Company or a Restricted Subsidiary may apply such Net Proceeds at its option:

(i) to repay secured Indebtedness of the Company and/or its Restricted Subsidiaries and/or to satisfy all mandatory repayment obligations under the Credit Facilities arising by reason of such Asset Sale;

(ii) to make a capital expenditure in a Permitted Business;

(iii) to acquire other tangible assets that are used or useful in a Permitted Business; or

(iv) to acquire all or substantially all of the assets of a Person engaged in a Permitted Business or Equity Interests of a Person engaged in a Permitted Business so long as such Person or the Person to which such assets are transferred is a Restricted Subsidiary.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.07(b) above will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and, at the option of the Issuers, all holders of other Indebtedness that is pari passu with the Notes to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds; provided that Notes tendered shall be given priority over any such other Indebtedness unless such other Indebtedness contains provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in which case the Notes and such other Indebtedness will be purchased on a pro rata basis. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the Purchase Date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture, including, without limitation, the repurchase or redemption of Indebtedness of the Issuers or any Subsidiary Guarantor that is subordinated to the Notes or, in the case of any Subsidiary Guarantor, the Guarantee of such Subsidiary Guarantor. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds allocated for repurchases of Notes pursuant to the Asset Sale Offer for Notes, the Trustee shall select the Notes to be purchased on a pro rata basis among Holders of Notes. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 or this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 or this Section 4.07 by virtue of such conflict.

Section 4.08. Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or of any of its Restricted Subsidiaries Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or of any of its Restricted Subsidiaries Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests of the Company (other than Disqualified Equity) and other than distributions or dividends payable to the Company or a Restricted Subsidiary);

(ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving an Issuer) any Equity Interests of the Company or of any of its Restricted Subsidiaries or the General Partner or any other equity holder of the Issuer (other than any such Equity Interests owned by the Company or any of its Restricted Subsidiaries);

(iii) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligation or Guarantor Subordinated Obligation, except a scheduled payment of principal at the Stated Maturity thereof; or

(iv) make any Investment other than a Permitted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and either:

(A) if the Fixed Charge Coverage Ratio for the Company’s four most recent fiscal quarters for which internal financial statements are available is equal to or greater than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of

(i) Available Cash from Operating Surplus as of the end of the immediately preceding quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(ii) the aggregate net cash proceeds of any (x) substantially concurrent capital contribution to the Company from any Person (other than to a Restricted Subsidiary of the Company) made after June 27, 2008 or (y) substantially concurrent issuance and sale (other than to a Restricted Subsidiary of the Company) made after June 27, 2008 of Equity Interests (other than Disqualified Equity) of the Company or from the issuance or sale (other than to a Restricted Subsidiary of the Company) made after June 27, 2008 of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Disqualified Equity), plus

(iii) to the extent that any Restricted Investment that was made after June 27, 2008 is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the lesser of the refund of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of such disposition, if any) and the initial amount of such Restricted Investment (other than to a Restricted Subsidiary of the Company), plus

(iv) the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after June 27, 2008 (items (ii), (iii) and (iv) of this clause (A) being referred to as “Incremental Funds”), minus

(v) the aggregate amount of Incremental Funds previously expended pursuant to this clause (A) or clause (B) below or to make a Permitted Business Investment; or

(B) if the Fixed Charge Coverage Ratio for the Company’s four most recent fiscal quarters for which internal financial statements are available is less than 1.75 to 1.0, such Restricted Payment (it being understood that the only Restricted Payments permitted to be made pursuant to this clause (B) are distributions on common units of the Company, plus the related distribution on the general partner interest), together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(i) $120.0 million less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (B)(i) during the period beginning on the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such Restricted Payment, plus

(ii) Incremental Funds to the extent not previously expended pursuant to this clause (B) or clause (A) above.

For purposes of clauses (A) and (B) above, the term “substantially concurrent” means that either (x) the offering was consummated within 120 days of the date of determination or (y) the offering was consummated within 24 months of the date of determination and the proceeds therefrom were used for the purposes expressly stated in the documents related thereto and may be traced to such use by segregating, separating or otherwise specifically identifying the movement of such proceeds.

(b) So long as no Default has occurred and is continuing or would be caused thereby (except with respect to clause (i) below under which the payment of a distribution or dividend is permitted), the preceding provisions of this Section 4.08 shall not prohibit:

(i) the payment by the Company or any Restricted Subsidiary of any distribution or dividend or the consummation of any redemption of a Subordinated Obligation pursuant to an irrevocable notice of redemption within 60 days after the date of declaration of such dividend or distribution, or the giving of such irrevocable notice of redemption, if at said date of declaration or the date of such notice of redemption, as applicable, such payment would have complied with the provisions of this Indenture;

(ii) the redemption, repurchase, retirement, defeasance or other acquisition of subordinated Indebtedness of the Company or any Subsidiary Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to the Company from any Person (other than a Restricted Subsidiary of the Company) or (b) sale (other than to a Restricted Subsidiary of the Company) of Equity Interests (other than Disqualified Equity) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds and from clause (A)(ii) above;

(iii) the defeasance, redemption, repurchase or other acquisition of any Subordinated Obligation or Guarantor Subordinated Obligation with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(iv) the payment of any distribution or dividend by a Restricted Subsidiary to the Company or to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

(v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or of any Restricted Subsidiary of the Company pursuant to any management equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $4.0 million in any calendar year);

(vi) repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise price of such options, warrants or other convertible securities;

(vii) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests that are not derivative securities;

(viii) in connection with an acquisition by the Company or any of its Restricted Subsidiaries, the return to the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims; and

(ix) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Obligations pursuant to provisions in the documents governing such Subordinated Obligations similar to those described under the Sections 4.06 and 4.07; provided that all notes tendered in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value.

In computing the amount of Restricted Payments previously made for purposes of Section 4.08(a), Restricted Payments made under clauses (i) (but only if the declaration of such dividend or other distribution has not been counted in a prior period) and (iv) of this Section 4.08(b) shall be included, and Restricted Payments made under clauses (ii), (iii), (v), (vi), (vii), (viii) and (ix) of this Section 4.08(b) shall not be included. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.08 shall be determined, in the case of amounts under $20.0 million, by an officer of the General Partner and, in the case of amounts over $20.0 million, by the Board of Directors of the General Partner whose Board Resolution with respect thereto shall be delivered to the Trustee.

Section 4.09. Incurrence of Indebtedness and Issuance of Disqualified Equity.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, that the Company and any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt), and the Company and the Subsidiary Guarantors may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Equity had been issued, as the case may be, at the beginning of such four-quarter period.

(b) So long as no Default shall have occurred and be continuing or would be caused thereby, Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) the incurrence by the Company and any Subsidiary Guarantor of Indebtedness under Credit Facilities and the guarantees thereof; provided that the aggregate principal amount of all Indebtedness of the Company and the Restricted Subsidiaries incurred pursuant to this clause (i) and outstanding under all Credit Facilities after giving effect to such incurrence does not exceed the greater of (A) $800.0 million or (B) $400.0 million plus 20% of the Consolidated Net Tangible Assets of the Company, in each case less the aggregate amount of all repayments of Indebtedness under any Credit Facility that have been made by the Company or any of its Restricted Subsidiaries in respect of asset sales or casualty events to the extent such repayments constitute a permanent reduction of commitments under the terms of such Credit Facility;

(ii) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness (other than under the Credit Agreement);

(iii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes issued and sold in the Offering and the related Guarantees and any Exchange Notes and the related Guarantees issued pursuant to the Registration Rights Agreement;

(iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv) not to exceed the greater of (a) $40.0 million at any time outstanding or (b) 2.5% of Consolidated Net Tangible Assets of the Company;

(v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, Indebtedness that was permitted by this Indenture to be incurred under Section 4.09(a) or clause (ii) or (iii) of this Section 4.09(b) or this clause (v);

(vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, that:

(A) if the Company is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Subsidiary Guarantor is the obligor on such Indebtedness and neither the Company nor another Subsidiary Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Subsidiary Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

(vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (but not for speculative purposes) (A) foreign currency exchange rate risks of the Company or any Restricted Subsidiary, (B) interest rate risks with respect to any floating rate Indebtedness of the Company or any Restricted Subsidiary that is permitted by the terms of this Indenture to be outstanding or (C) commodities pricing risks of the Company or any Restricted Subsidiary in respect of Hydrocarbons used, produced, processed or sold by the Company or any of its Restricted Subsidiaries;

(viii) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09; provided, that in the event such Indebtedness that is being guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the guarantee shall be subordinated in right of payment to the Notes or the Guarantee, as the case may be;

(ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, banks’ acceptances and bid, performance, surety and appeal bonds or other similar obligations incurred in the ordinary course of business, including guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed);

(x) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Equity in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $60.0 million at any time outstanding or (b) 5.0% of Consolidated Net Tangible Assets of the Company;

(xi) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(xii) the incurrence of Indebtedness arising from agreements with the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of the Indenture, other than guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; and

(xiii) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness arising out of advances on trade receivables, factoring of receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice.

(c) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in paragraphs (b)(i) through (b)(xiii) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company shall be permitted to classify (or later reclassify in whole or in part) such item of Indebtedness in any manner that complies with this Section 4.09. An item of Indebtedness may be divided and classified in one or more of the types of Permitted Indebtedness. Any Indebtedness under Credit Facilities on the Issue Date shall be considered incurred under Section 4.09(a).

(d) The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Equity in the form of additional shares of the same class of Disqualified Equity shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

Section 4.10. Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness upon any asset now owned or hereafter acquired, except Permitted Liens, without making effective provision whereby all Obligations due under the Notes and this Indenture or any Guarantee, as applicable, will be secured by a Lien equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) any and all Obligations thereby secured for so long as any such Obligations shall be so secured.

Section 4.11. Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Equity Interests to the Company or any of the Company’s Restricted Subsidiaries, or pay any indebtedness or other obligations owed to the Company or any of the other Restricted Subsidiaries (provided that the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Equity Interests for purposes of this covenant);

(ii) make loans or advances to or make other investments in the Company or any of the other Restricted Subsidiaries; or

(iii) transfer any of its properties or assets to the Company or any of the other Restricted Subsidiaries.

(b) The restrictions contained in Section 4.11(a) shall not apply to encumbrances or restrictions existing under or by reason of:

(i) agreements as in effect on the Issue Date (including the Credit Agreement) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of any such agreements; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such distribution, dividend and other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date ;

(ii) this Indenture, the Notes and the Guarantees;

(iii) applicable law, rule, regulation, order, licenses, permits or similar governmental, judicial or regulatory restriction;

(iv) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than such Person, or the property or assets of such Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(v) customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses and leases entered into in the ordinary course of business and consistent with past practices;

(vi) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of Section 4.11(a);

(vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, provided that such sale or disposition is consummated, or such restrictions are canceled or terminated or lapse, by the later of (a) 90 days following the execution of such agreement and (b) the date on which any required regulatory approval in respect of such sale has been obtained;

(viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.10 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business that solely affect the assets or property that is the subject of such agreements and provided that in the case of joint venture agreements such provisions solely affect assets or property of the joint venture;

(xi) any agreement or instrument relating to any property or assets acquired after the Issue Date , so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(xii) restrictions on cash or other deposits or net worth imposed by customers or lessor under contracts or leases entered into in the ordinary course of business; and

(xiii) Hedging Obligations incurred from time to time.

Section 4.12. Transactions With Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the independent members of the Board of Directors of the General Partner no comparable transaction with an unrelated Person would be available, such independent directors determine in good faith that such Affiliate Transaction is fair to the Company from a financial point of view; and

(ii) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million but less than or equal to $30.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.12 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, (i) a resolution of the Board of Directors of the General Partner set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.12 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the General Partner and (ii) an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing recognized as an expert in rendering fairness opinions on transactions such as those proposed.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.12(a):

(i) any employment, equity option or equity appreciation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(ii) transactions between or among the Company and/or its Restricted Subsidiaries;

(iii) Restricted Payments that are permitted by Section 4.08 and Permitted Investments;

(iv) transactions effected in accordance with the terms of agreements described in the Offering Memorandum under the caption “Certain Relationships and Related Transactions” as such agreements are in effect on the Issue Date , and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company in any material respect than the agreement so amended or replaced;

(v) customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(vi) gathering, transportation, marketing, hedging, production handling, operating, construction, terminalling, storage, lease, platform use, or other operational contracts, entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary with third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms that are no less favorable than those available from third parties on an arm’s-length basis, as determined by the Board of Directors of the General Partner;

(vii) the issuance or sale for cash of Equity Interests (other than Disqualified Equity);

(viii) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee opinion from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (i) of the Section 4.12(a);

(ix) guarantees of performance by the Company and its Restricted Subsidiaries of the Company’s Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;

(x) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Equity Interests of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Equity Interests of the Company or any Restricted Subsidiary who are unaffiliated with the Company and its Restricted Subsidiaries;

(xi) transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of any such agreement (so long as such amendment or replacement is not, in the good faith determination of the Board of Directors of the General Partner, materially more disadvantageous to the Holders of Notes, taken as a whole than the original agreement as in effect on the Issue Date ); and

(xii) transactions between the Company and any Person, a director of which is also a director of the Company; provided that such director abstains from voting as a director of the Company on any matter involving such other Person.

Section 4.13. Additional Subsidiary Guarantees.

If, after the Issue Date , any Restricted Subsidiary that is not already a Subsidiary Guarantor (including any newly-created or acquired Restricted Subsidiary) guarantees any other Indebtedness of either of the Issuers or any Indebtedness of the Operating Company or any other Subsidiary, or if the Operating Company, if not then a Subsidiary Guarantor, guarantees any other Indebtedness of either of the Issuers or any other Subsidiary or incurs any Indebtedness under any Credit Facility, then, in each such case, such Subsidiary must become a Subsidiary Guarantor by executing a supplemental indenture substantially in the form of Annex A hereto and delivering an Opinion of Counsel to the Trustee pursuant to Section 7.02(b) within 30 days of the date on which it became a Restricted Subsidiary or such other guarantee was executed or such Indebtedness incurred, as applicable. Notwithstanding the preceding, (i) any Guarantee of a Restricted Subsidiary that was incurred pursuant to this Section 4.13 shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary’s Guarantee, except a discharge or release by, or as a result of payment under, such guarantee and except if, at such time, such Restricted Subsidiary is then a guarantor under any other Indebtedness of the Issuers or another Subsidiary and (ii) any Guarantee of a Restricted Subsidiary shall be automatically released if such Restricted Subsidiary is designated an Unrestricted Subsidiary in accordance with this Indenture.

Section 4.14. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the General Partner may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under Section 4.08(a), or represent Permitted

Investments, as applicable. All such outstanding Investments will be valued at their fair market value at the time of such designation. That designation will only be permitted if such Restricted Payment or Permitted Investments would be permitted under this Indenture at that time and such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries. Upon the designation of a Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, the Guarantee of such entity shall be automatically released.

(b) The Board of Directors of the General Partner may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and Section 4.10; and (ii) no Default or Event of Default would be in existence following such designation.

During any period when covenants are suspended pursuant to Section 4.20, the Issuers will not be permitted to designate or redesignate any of their Subsidiaries pursuant to this Section 4.14.

Section 4.15. Business Activities.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

Finance Co shall not engage in any business or incur any Indebtedness other than activities in connection with its rights and obligations as an Issuer of the Notes and any additional Notes issued by the Issuers under this Indenture after the Issue Date pursuant to Section 2.02.

Section 4.16. Sale and Lease-back Transactions.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and lease-back transaction; provided that the Company or any Restricted Subsidiary that is a Subsidiary Guarantor may enter into a sale and lease-back transaction if:

(a) the Company or that Subsidiary Guarantor, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and lease-back transaction under Section 4.09(a), and (ii) incurred a Lien to secure such Indebtedness pursuant to Section 4.10; provided, that clause (i) of this clause (a) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants;

(b) the gross cash proceeds of the sale and lease-back transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the General Partner, of the property that is the subject of such sale and lease-back transaction; and

(c) the transfer of assets in the sale and lease-back transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the provisions set forth under Sections 3.09 and 4.07.

Section 4.17. Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18. Reports.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Company will file with the SEC (unless the SEC will not accept such a filing) within the time periods specified in the SEC’s rules and regulations, unless already publicly available on the SEC’s EDGAR filing system, the Company (x) will furnish (without exhibits) to the Trustee for delivery to the Holders of Notes and (y) post on its website or otherwise make available to prospective purchasers of the Notes:

(i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) If as of the end of any such quarterly or annual period referred to in Section 4.18(a), the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the Company shall deliver (promptly after such SEC filing referred to in Section 4.18(a)) to the Trustee for delivery to the Holders of the Notes quarterly and annual financial information required by Section 4.18(a) as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s discussion and analysis of financial condition and results of operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c) So long as any Notes remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.19. Layering Indebtedness.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the notes or the Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.20. Suspension of Covenants.

During any period when the Notes have an Investment Grade Rating from both Rating Agencies and no Default has occurred and is continuing, the Company and its Restricted Subsidiaries shall not be subject to Sections 3.09, 4.07, 4.08, 4.09, 4.11, 4.12, 4.16(a)(i) and 5.01(a)(iv) (collectively, the “Suspended Covenants”); provided, however, that the provisions set forth in Sections 4.06, 4.10, 4.13, 4.15, 4.17, 4.18, 4.19 and 4.20 shall not be so suspended; and provided, further, that if the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding portion of this sentence and, subsequently, a Rating Agency withdraws its ratings or downgrades the ratings assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from either Rating Agency, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the “Reinstatement Date”). Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date shall be calculated in accordance with the terms of Section 4.08 as though such covenants had been in effect during the entire period of time from which the Notes are issued. However, all Restricted Payments made, Indebtedness incurred and other actions effected during any period in which covenants are suspended will not cause a default under this Indenture on any Reinstatement Date. In addition, during any period when the Suspended Covenants are suspended the Issuers will not be permitted to designate or redesignate any of their Subsidiaries pursuant to Section 4.14.

ARTICLE 5

SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

(a) Neither of the Issuers may, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person; unless:

(i) either: (A) such Issuer is the surviving entity of such transaction; or (B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that Finance Co may not consolidate or merge with or into any entity other than a corporation satisfying such requirement;

(ii) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made expressly assumes all the Obligations of such Issuer under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(iii) immediately after such transaction no Default or Event of Default exists;

(iv) in the case of a transaction involving the Company and not Finance Co, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); provided, that this clause (iv) shall be suspended during any period in which the Issuers and their Restricted Subsidiaries are not subject to the Suspended Covenants; and

(v) such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and, if a supplemental indenture is required, such supplemental indenture comply with this Indenture and all conditions precedent therein relating to such transaction have been satisfied.

(b) Notwithstanding Section 5.01(a), the Company is permitted to reorganize as any other form of entity in accordance with the procedures established in this Indenture; provided that:

(i) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(ii) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(iii) the entity so formed by or resulting from such reorganization assumes all of the Obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(iv) immediately after such reorganization no Default or Event of Default exists; and

(v) such reorganization is not adverse to the Holders of the Notes (for purposes of this clause (v) it is stipulated that such reorganization shall not be considered adverse to the Holders of the Notes solely because the successor or survivor of such reorganization (A) is subject to federal or state income taxation as an entity or (B) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

(c) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, except the Company or another Subsidiary Guarantor, unless: (i) immediately after giving effect to such transaction, no Default or Event of Default exists, and (ii) the Person formed by or surviving any such consolidation or merger assumes all the Obligations of such Subsidiary Guarantor pursuant to a supplemental indenture substantially in the form of Annex A hereto, except that no such assumption or supplemental indenture shall be required in those circumstances described in clauses (i) and (ii) of Section 10.05 hereof. In case of any such consolidation or merger and upon the assumption by the successor Person by supplemental indenture, executed and delivered to the Trustee substantially in the form of Annex A hereto, of the Guarantees contained herein and the due and punctual performance of all of the covenants of this Indenture to be performed by the Subsidiary Guarantor, such successor shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor thereupon may cause to be signed any or all of the notations of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

(d) Notwithstanding anything in this Section 5.01 to the contrary, in the event the Company becomes a corporation or the Company or the Person formed by or surviving any consolidation or merger (permitted in accordance with the terms of the Indenture) is a corporation, Finance Co. may be dissolved in accordance with the Indenture and may cease to be an Issuer.

Section 5.02. Successor Entity Substituted.

(a) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01 hereof, the surviving entity formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or “Finance Co,” as the case may be, shall refer instead to the surviving entity and not to the Company or Finance Co, as the case may be), and may exercise every right and power of the Company or Finance Co, as the case may be, under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; and thereafter, if an Issuer is dissolved following a disposition of all or substantially all of its properties or assets in accordance with this Indenture, it shall be discharged and released from all obligations and covenants under this Indenture and the Notes; provided, however, that the predecessor shall not be relieved from the obligation to pay the principal of and interest on the Notes in the case of a lease of all or substantially all of its properties or assets.

(b) If the surviving entity shall have succeeded to and been substituted for an Issuer, such surviving entity may cause to be signed, and may issue either in its own name or in the name of the applicable Issuer prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by such Issuer and delivered to the Trustee; and, upon the order of such surviving entity, instead of such Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the Officers of such Issuer to the Trustee for authentication, and any Notes which such surviving entity thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with notations of Guarantees thereon by the Subsidiary Guarantors). All of the Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Guarantees as though all such Notes had been issued and endorsed at the date of the execution hereof.

(c) In case of any such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Guarantees to be endorsed thereon as may be appropriate.

(d) For all purposes of this Indenture and the Notes, Subsidiaries of any surviving entity (other than an Issuer) will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Indebtedness, and all Liens on property or assets, of such surviving entity and its Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

Each of the following is an “Event of Default”:

(a) default for 30 days in the payment when due of interest on, including Additional Interest with respect to, the Notes;

(b) default in payment when due of the principal of or premium, if any, on the Notes;

(c) failure by the Company to comply (for 30 days in the case of a failure to comply that is capable of cure) with the provisions described under Section 4.06, 4.07 or 5.01 hereof;

(d) failure by the Company to comply for 60 days after notice with any of its other agreements in this Indenture;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by either Issuer or any of the Company’s Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date , if that default:

(i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or

(ii) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $40.0 million or more;

(f) failure by an Issuer or any Restricted Subsidiary of the Company to pay final judgments aggregating in excess of $40.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(g) except as permitted by this Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its Obligations under its Guarantee;

(h) either Issuer, the General Partner or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is not paying its debts as they become due; and

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against an Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of an Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of an Issuer or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02. Acceleration.

If any Event of Default (other than an Event of Default specified in clauses (h) or (i) of Section 6.01 hereof) occurs and is continuing, the Trustee may, and upon written request of the Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clauses (h) or (i) of Section 6.01 hereof occurs with respect to an Issuer, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (including Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and/or interest (including Additional Interest, if any) on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest (including Additional Interest, if any) on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover a judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and interest (including Additional Interest, if any) remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest (including Additional Interest, if any) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to an Issuer or any of the Subsidiary Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest (including Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest (including Additional Interest, if any), respectively; and

Third: to the Issuers or the Subsidiary Guarantors or to such other party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to any provision of this Indenture relating to the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered and, if requested, provide to the Trustee security or indemnity satisfactory to it against any claim, loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or Finance Co. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

(a) Subject to the provisions of Section 7.01(a) hereof, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinion.

(b) Before the Trustee acts or refrains from acting in the administration of this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of its trusts or powers or perform any duties under this Indenture either directly by or through agents or attorneys, and may in all cases pay, subject to reimbursement as provided herein, such reasonable compensation as it deems proper to all such agents and attorneys employed or retained by it, and the Trustee shall not be responsible for any misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from an Issuer or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or the General Partner (in the case of the Company), by an Officer of the General Partner (in the case of the General Partner) or by an Officer of Finance Co or any Subsidiary Guarantor (in the case of Finance Co or such Subsidiary Guarantor).

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered and, if requested, provide to the Trustee reasonable security or indemnity against the claims, costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee is not required to make any inquiry or investigation into facts or matters stated in any document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers.

(h) The Trustee is not required to take notice or shall not be deemed to have notice of any Default or Event of Default hereunder except Defaults or Events of Default under Sections 6.01(a) and 6.01(b) hereof, unless a Responsible Officer of the Trustee has actual knowledge thereof or has received notice in writing of such Default or Event of Default from the Issuers or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, and in the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

(i) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(j) Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(k) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders of Notes, each representing less than the aggregate principal amount of Notes outstanding required to take any action hereunder, the Trustee, in its sole discretion may determine what action, if any, shall be taken.

(l) The Trustee’s immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee’s officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation of removal, the discharge of this Indenture and final payments of the Notes.

(m) The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(n) Except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum, disclosure material or prospectus distributed with respect to the Notes.

(o) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding as to the time, method, and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(p) Subject to Section 7.01(d), whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, or affecting the liability of, or affording protection to the Trustee shall be subject to the provisions of this Section 7.02.

(q) Any action taken, or omitted to be taken, by the Trustee in good faith, pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon all future Holders of that Note and upon securities executed and delivered in exchange therefore or in place thereof.

Section 7.03. Individual Rights of Trustee.

The Trustee in its commercial banking or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, any Subsidiary Guarantors or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Affiliate of the Trustee or Agent may do the same with like rights and duties. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if this Indenture has been qualified under the TIA) as trustee or resign. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Guarantees, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to an Issuer or upon an Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

If a Default or Event of Default known to the Trustee occurs, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest (including Additional Interest, if any) on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

The Issuers and the Subsidiary Guarantors shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Issuers and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Subsidiary Guarantors shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers and the Subsidiary Guarantors shall indemnify each of the Trustee or any successor Trustee against any and all losses, damages, claims, liabilities or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against either of the Issuers or any Subsidiary Guarantor (including this Section 7.07) and defending itself against any claim (whether asserted by an Issuer, any Subsidiary Guarantor, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers and the Subsidiary Guarantors of their obligations hereunder. The Issuers and the Subsidiary Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such separate counsel; provided that the Issuers and the Subsidiary Guarantors will not be required to pay such fees and expenses if they assume the Trustee’s defense with counsel acceptable to and approved by the Trustee (such approval not to be unreasonably withheld) and there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers and the Subsidiary Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld. Neither the Issuers nor the Subsidiary Guarantors need reimburse the Trustee for any expense or indemnity against any liability or loss of the Trustee to the extent such expense, liability or loss is attributable to the negligence or bad faith of the Trustee.

The obligations of the Issuers and the Subsidiary Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the replacement of the Trustee.

To secure the Issuers’ and the Subsidiary Guarantors’ payment obligations in this Section, the Trustee shall have a Lien (which it may exercise through right of set-off) prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest (including Additional Interest, if any) on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, any Subsidiary Guarantor or the Holders of Notes of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ and the Subsidiary Guarantors’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Issuers and the Holders of the Notes.

Section 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b), provided, however, that there shall be excluded from the operation of TIA Section 310(b)(l) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements of such exclusion set forth in TIA Section 310(b)(l) are met. For purposes of the preceding sentence, the optional provision permitted by the second sentence of Section 310(b)(9) of the Trust Indenture Act shall be applicable.

Section 7.11. Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at the option of the Board of Directors of the General Partner (in the case of the Company) or of the Board of Directors of Finance Co (in the case of Finance Co) evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their respective Obligations and certain other obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this sentence below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest (including Additional Interest, if any) on, such Notes when such payments are due, (b) the Issuers’ obligations with respect to such Notes under Sections 2.03, 2.04, 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Subsidiary Guarantors’ obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise the option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 3.09, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18 and 5.01(a)(iv) hereof and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(g) hereof shall not constitute Events of Default.

Section 8.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, (including Additional Interest, if any) on the outstanding Notes at the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date , there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing either (i) on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which shall be applied to such deposit) or (ii) insofar as Sections 6.01(h) and 6.01(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding other creditors of the Issuers; and

(h) the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust, Other Miscellaneous Provisions.

Subject to Section 11.03 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as a Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Additional Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

The Issuers and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. [Intentionally omitted].

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Subsidiary Guarantors’ Obligations under this Indenture, the Notes and the Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers or the Subsidiary Guarantors make any payment of principal of, premium, if any, or interest (including any Additional Interest, if any) on any Note following the reinstatement of its Obligations, the Issuers and the Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers and the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Guarantees, or the Notes without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of an Issuer’s or a Subsidiary Guarantor’s Obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s assets pursuant to Article 5 hereof;

(d) to add or release Subsidiary Guarantors pursuant to the terms of this Indenture;

(e) to make any change that would provide any additional rights or benefits to the Holders of the Notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by this Indenture that does not adversely affect the rights hereunder of any Holder of the Notes, provided that any change to conform this Indenture to the Offering Memorandum shall not be deemed to adversely affect such rights;

(f) to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture;

(g) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(h) to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee;

(i) to add any additional Events of Default;

(j) to secure the Notes and/or the Guarantees; or

(k) to comply with the rules of any applicable Depositary.

Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the General Partner (in the case of the Company), and of the Board of Directors of Finance Co and each of the Subsidiary Guarantors (in the case of Finance Co and the Subsidiary Guarantors), authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof stating that such amended or supplemental indenture complies with this Section 9.01, the Trustee shall join with the Issuers and each of the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture (including Sections 3.09, 4.06 and 4.07 hereof), the Guarantees, and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Upon the request of the Issuers accompanied by a resolution of the Board of Directors of the General Partner (in the case of the Company) and of the Board of Directors of Finance Co and each of the Subsidiary Guarantors (in the case of Finance Co and each of the Subsidiary Guarantors) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof stating that any such amended or supplemental indenture complies with this Section 9.02, the Trustee shall join with the Issuers and each of the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption or repurchase of the Notes, except as provided above with respect to Sections 3.09, 4.06 and 4.07 hereof so long as no obligation to make a Change of Control Offer or an Asset Sale Offer has arisen;

(c) reduce the rate of or change the time for payment of interest or Additional Interest, on any Note;

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest (including Additional Interest, if any) on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes (other than as permitted by clause (g) below);

(g) waive a redemption or repurchase payment with respect to any Note (other than a payment required by the covenants contained in Sections 3.09, 4.06 and 4.07 hereof);

(h) except as otherwise permitted by this Indenture, release any Subsidiary Guarantor from any of its Obligations under its Guarantee or this Indenture, or change any Guarantee in any manner that would adversely affect the right of Holders;

(i) make any change in the foregoing amendment, supplement and waiver provisions (except to increase any percentage set forth therein); or

(j) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders of the Notes.

Section 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture, the Guarantees, or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the next paragraph of this Section 9.04.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (j) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.05. Notation or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Guarantees duly endorsed by the Subsidiary Guarantors) that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate of the Company and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.07. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. After a supplemental indenture becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.07.

ARTICLE 10

GUARANTEES

Section 10.01. Guarantees.

Subject to the provisions of this Article 10, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the other Obligations of the Issuers hereunder or thereunder, that: (a) the principal of, premium and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and interest (including Additional Interest, if any) on the Notes, if any, to the extent lawful, and all other Obligations of the Issuers to the Holders or the Trustee under this Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that to the fullest extent permitted by applicable law, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions of this Indenture and the Notes, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. To the fullest extent permitted by applicable law, each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or Subsidiary Guarantors, any amount paid by any of them to the Trustee or such Holder, these Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of these Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of these Guarantees. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under these Guarantees.

Section 10.02. Limitation of Guarantor’s Liability.

Each Subsidiary Guarantor and, by its acceptance hereof, each Holder hereby confirms that it is its intention that the Guarantee by such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Guarantees. To effectuate the foregoing intention, each such Person hereby irrevocably agrees that the Obligation of such Subsidiary Guarantor under its Guarantee under this Article 10 shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any rights to contribution of such Subsidiary Guarantor pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor and other Affiliates of the Issuers of payments made by guarantees by such parties, result in the Obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each Holder, by accepting the benefits hereof, confirms its intention that, in the event of bankruptcy, reorganization or other similar proceeding of either of the Issuers or any Subsidiary Guarantor in which concurrent claims are made upon such Subsidiary Guarantor hereunder, to the extent such claims shall not be fully satisfied, each such claimant with a valid claim against such Issuer shall be entitled to a ratable share of all payments by such Subsidiary Guarantor in respect of such concurrent claims.

Section 10.03. Execution and Delivery of Notations of Guarantees.

To evidence the Guarantees set forth in Section 10.01 hereof, each Subsidiary Guarantor hereby agrees that a notation of the Guarantees substantially in the form of Exhibit D shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by one of its Officers.

Each Subsidiary Guarantor hereby agrees that the Guarantees set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantees. If an Officer whose signature is on this Indenture or on the notation of Guarantees no longer holds that office at the time the Trustee authenticates the Note on which the notation of the Guarantees is endorsed, the Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 10.04. [Intentionally omitted].

Section 10.05. Releases.

Concurrently with any sale of assets (including, if applicable, all of the Equity Interests of any Subsidiary Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.07 hereof. The Guarantee and all other obligations under this Indenture of a Subsidiary Guarantor will be released: (i) in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the Company applies the Net Proceeds of that sale or other disposition in accordance with Section 4.07 hereof; or (ii) in connection with any sale or other disposition of all of the Equity Interests of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary, if the Company applies the Net Proceeds of that sale in accordance with Section 4.07 hereof; or (iii) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary; or (iv) upon Legal Defeasance pursuant to Article 8 hereof or upon satisfaction and discharge of this Indenture pursuant to Article 11 hereof, provided that it is then no longer an obligor with respect to any Indebtedness under any Credit Facility. Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.07 hereof or such Guarantee is to be released pursuant to the provisions of the immediately preceding sentence, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from all of its obligations under its Guarantee and this Indenture. Any Subsidiary Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

Section 10.06. “Trustee” to Include Paying Agent.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term “Trustee” as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

This Indenture shall upon the request of the Issuers cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Issuers’ obligations under Section 7.07 hereof, the Issuers’ rights of optional redemption under Article 3 hereof, and the Trustee’s and the Paying Agent’s obligations under Section 11.02 and 11.03 hereof) and the Trustee, at the expense of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(a) either

(i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Issuers) have been delivered to the Trustee for cancellation; or

(ii) all such Notes not theretofore delivered to the Trustee for cancellation

(A) have become due and payable; or

(B) will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers or any Subsidiary Guarantor, in the case of clause (A) or (B) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of fixed maturity or redemption;

(b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

(c) the Issuers or any Subsidiary Guarantor has paid or caused to be paid all sums then due and payable hereunder by the Issuers;

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be; and

(e) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the Issuers’ obligations in Sections 2.03, 2.04, 2.06, 2.07, 2.11, 7.07, 7.08, 11.02, 11.03 and 11.04, and the Trustee’s and Paying Agent’s obligations in Section 11.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Issuers’ obligations in Sections 7.07 and 11.03 shall survive.

In order to have money available on a payment date to pay principal (and premium, if any, on) or interest on the Notes, the U.S. Government Obligations shall be payable as to principal (and premium, if any) or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. The U.S. Government Obligations shall not be callable at the issuer’s option.

Section 11.02. Application of Trust.

All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and, at the written direction of the Issuers, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Additional Interest, if any) for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

Section 11.03. Repayment of the Issuers.

The Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess money or securities held by them at any time.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall notify the Issuers of, and pay to the Issuers upon written request, any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Issuers shall have either caused notice of such payment to be mailed to each Holder of the Notes entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal (national edition). After payment to the Issuers, Holders entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease. In the absence of a written request from the Issuers to return unclaimed funds to the Issuers, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee.

Section 11.04. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and Subsidiary

Guarantors’ Obligations under this Indenture, the Notes and the Guarantees, as applicable, shall be revived and reinstated as though no deposit has occurred pursuant to Section 11.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 11.02, provided, however, that if the Issuers or the Subsidiary Guarantors have made any payment of interest or premium, if any, on or principal of any Notes because of the reinstatement of their Obligations, the Issuers or such Subsidiary Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02. Notices.

Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers or any Subsidiary Guarantor:

Atlas Pipeline Partners, L.P.

Park Place Corporate Center One

1000 Commerce Drive

Suite 400

Pittsburgh, Pennsylvania 15275

Telecopier No.: (412) 262-2820

Attention: Chief Financial Officer

With a copy to:

Ledgewood

1900 Market Street, Suite 750

Philadelphia, Pennsylvania 19103

Telecopier No.: (215) 735-2513

Attention: Lisa A. Ernst

If to the Trustee or Paying Agent:

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Attention: Steven A. Finklea

Telecopier No.: (713) 235-9208

The Issuers, any Subsidiary Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If either of the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

The Trustee is subject to TIA Section 312(b), and Holders may communicate pursuant thereto with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Subsidiary Guarantors shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the General Partner, an Issuer or any Subsidiary Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the General Partner, an Issuer or such Subsidiary Guarantor stating that the information with respect to such factual matters is in possession of the General Partner, an Issuer or such Subsidiary Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate of opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 12.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees

                        and Unitholders and No Recourse Against General Partner.

Neither the General Partner nor any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Equity Interests of the Issuers, the General Partner or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Issuers or the Subsidiary Guarantors under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08. Governing Law.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES.

Section 12.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of either of the Issuers or any Subsidiary of the Company or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture or the Guarantees.

Section 12.10. Successors.

All agreements of the Issuers and the Subsidiary Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

In case any provision in this Indenture, the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

Issuers:

Very truly yours,

ATLAS PIPELINE PARTNERS, L.P.
By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:	/s/ Robert W. Karlovich, III
Name: Robert W. Karlovich, III
Title: Chief Financial Officer & Chief Accounting Officer

ATLAS PIPELINE FINANCE CORPORATION

By:	/s/ Robert W. Karlovich, III
Name: Robert W. Karlovich, III
Title: Chief Financial Officer

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS PIPELINE MID-CONTINENT HOLDINGS, LLC
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

APL LAUREL MOUNTAIN, LLC
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS PIPELINE TENNESSEE, LLC
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS PIPELINE MID-CONTINENT LLC
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:	/s/ Robert W. Karlovich, III
Name: Robert W. Karlovich, III Title: Chief Financial Officer

APL BARNETT, LLC
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

SLIDER WESTOK GATHERING, LLC
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS MIDKIFF, LLC
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS CHANEY DELL, LLC
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:	/s/ Robert W. Karlovich, III
Name: Robert W. Karlovich, III Title: Chief Financial Officer

NOARK ENERGY SERVICES, L.L.C.
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS PIPELINE NGL HOLDINGS, LLC
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

ATLAS PIPELINE NGL HOLDINGS II, LLC
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

VELMA INTRASTATE GAS TRANSMISSION COMPANY, LLC
By:	Atlas Pipeline Mid-Continent LLC, its sole member
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:	/s/ Robert W. Karlovich, III
Name: Robert W. Karlovich, III Title: Chief Financial Officer

VELMA GAS PROCESSING COMPANY, LLC
By:	Atlas Pipeline Mid-Continent LLC, its sole member
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

PECOS PIPELINE LLC
By:	APL Barnett, LLC, its sole member
By:	Atlas Pipeline Mid-Continent Holdings, LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

TESUQUE PIPELINE, LLC
By:	APL Barnett, LLC, its sole member
By:	Atlas Pipeline Mid-Continent Holdings LLC, its sole member
By:	Atlas Pipeline Operating Partnership, L.P., its sole member
By:	Atlas Pipeline Partners GP, LLC, its General Partner

By:	/s/ Robert W. Karlovich, III
Name: Robert W. Karlovich, III Title: Chief Financial Officer & Chief Accounting Officer

Trustee:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
Name: Steven A. Finklea, CCTS Title: Vice President

SCHEDULE A

Schedule of Subsidiary Guarantors

Atlas Pipeline Operating Partnership, L.P.

APL Laurel Mountain, LLC

Atlas Pipeline Tennessee, LLC

Atlas Pipeline Mid-Continent Holdings, LLC

Atlas Pipeline Mid-Continent LLC

Velma Intrastate Gas Transmission Company, LLC

Slider WestOK Gathering, LLC

Velma Gas Processing Company, LLC

Atlas Pipeline NGL Holdings, LLC

Atlas Pipeline NGL Holdings II, LLC

Atlas Chaney Dell, LLC

Atlas Midkiff, LLC

NOARK Energy Services, L.L.C.

APL Barnett, LLC

Pecos Pipeline LLC

Tesuque Pipeline, LLC

EXHIBIT A

(Face of Note)

[INSERT GLOBAL LEGEND, IF APPLICABLE]

[INSERT PRIVATE PLACEMENT LEGEND, IF APPLICABLE]

CUSIP:

6  5/8% Senior Notes due 2020

No.	$

ATLAS PIPELINE PARTNERS, L.P.

and

ATLAS PIPELINE FINANCE CORPORATION

promise to pay to                                  or registered assigns, the principal sum of                      Dollars of the United States of America [or such greater or lesser amount as may from time to time be endorsed on the Schedule of Exchanges of Interests in the Global Note] on October 1, 2020.

Interest Payment Dates: April 1 and October 1 of each year

Record Dates: March 15 and September 15 of each year

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authorization hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit of this Indenture or be valid or obligatory for any purpose.

ATLAS PIPELINE PARTNERS, L.P.		ATLAS PIPELINE FINANCE CORPORATION
BY:	ATLAS PIPELINE PARTNERS GP, LLC, its General Partner

By:		By:
Name:		Name:
Title:		Title:

Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date of Authentication:                 ,

[Back of Note]

6  5/8% Senior Note due 2020

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Company”), and Atlas Pipeline Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 6  5/8% per annum and shall pay any Additional Interest payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Issuers will pay interest (including Additional Interest, if any) semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 28, 2012; provided that the first Interest Payment Date shall be April 1, 2013. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any), without regard to any applicable grace periods, from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Issuers will pay interest (including Additional Interest, if any) on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the applicable Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest (including Additional Interest, if any) at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, at the option of the Issuers, payment of interest (including Additional Interest, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest (including Additional Interest, if any) and premium on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, Wachovia Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

4. Indenture. The Issuers issued the Notes under an Indenture dated as of September 28, 2012 (“Indenture”) among the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law. The Notes are unsecured general obligations of the Issuers.

5. Optional Redemption. Subject to the additional terms and conditions set forth in the Indenture:

(a) On and after October 1, 2016, the Issuers shall have the option to redeem the Notes, in whole or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be so redeemed, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest (including Additional Interest, if any), if any, to the applicable redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

YEAR	PERCENTAGE
2016	103.313%
2017	101.656%
2018 and thereafter	100.000%

(b) On or before October 1, 2016, the Issuers may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to:

(i) 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date), plus

(ii) the Make Whole Amount.

(c) On or before October 1, 2015, the Issuers may on any one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 106.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on a record date to receive interest due on the relevant Interest Payment Date); provided that

(i) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding after each such redemption; and

(ii) any redemption occurs within 90 days after the closing of such Equity Offering (without regard to any over-allotment option).

6. Mandatory Redemption. Except as set forth in paragraph 7 below, the Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

7. Repurchase at Option of Holder. Subject to the additional terms and conditions set forth in the Indenture:

(a) If there is a Change of Control, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes (the “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest (including Additional Interest, if any) thereon, if any, to the date of purchase. Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture and information regarding such other matters as is required under Section 4.06 of the Indenture. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below and tendering this Note pursuant to the Change of Control Offer.

(b) If the Issuers or any Restricted Subsidiary of the Company consummates an Asset Sale, in certain circumstances specified in Section 4.07 of the Indenture the Issuers shall commence a pro rata offer to all Holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including Additional Interest, if any, in the case of the Notes) thereon, if any, to the date of purchase in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of

Excess Proceeds allocated for repurchase of Notes, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an Asset Sale Offer will receive an offer to purchase from the Issuers prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.

8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest (including Additional Interest, if any) ceases to accrue on Notes or portions thereof called for redemption unless the Issuers defaults in making such redemption payment.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 above such amount thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the portion of any Note being redeemed in part that is not being redeemed. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of an Issuer’s or a Subsidiary Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of such Issuer’s assets, to add or release Subsidiary Guarantors pursuant to the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the Indenture that does not adversely affect the rights under the Indenture of any such Holder, to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee, to add additional Events of Default or to secure the Notes and/or the Guarantees.

12. Defaults and Remedies. Events of Default include in summary form: (i) default for 30 days in the payment when due of interest on, including Additional Interest, if any, with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply (for 30 days in the case of a failure to comply that is capable of cure) with Sections 4.06, 4.07 or 5.01 of the Indenture; (iv) failure by the Company to comply for 60 days after notice with any of its other agreements in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by an Issuer or any Restricted Subsidiary of the Company (or the payment of which is guaranteed by an Issuer or any Restricted Subsidiary of the Company), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default: (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $40.0 million or more; (vi) the failure by an Issuer or any Restricted Subsidiary of the Company to pay final judgments by courts of competent jurisdiction aggregating in excess of $40.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Guarantee of a Subsidiary Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; and (ix) certain events of bankruptcy or insolvency with respect to an Issuer, the General Partner or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee may or at the request of the Holders of at least 25% in aggregate principal amount of the then outstanding Notes shall declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to an Issuer or the General Partner, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest (including Additional Interest, if any) on, or the principal or premium, if any, of the Notes. The Issuers and the Subsidiary Guarantors are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13. Trustee Dealings with Company. The Trustee, in its commercial banking or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse Against General Partner. Neither the General Partner nor any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Equity Interests of the Issuers, the General Partner or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Issuers or the Subsidiary Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Additional Rights and Obligations of Holders of Restricted Global Notes and Restricted Certificated Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Certificated Notes shall have all the rights and obligations set forth in the Registration Rights Agreement dated as of September 28, 2012, among the Issuers, the Subsidiary Guarantors and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon. The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.

Requests may be made to:

Atlas Pipeline Partners, L.P.

Park Place Corporate Center One

1000 Commerce Drive

Suite 400

Pittsburgh, Pennsylvania 15275

Attention: Investor Relations

[FORM OF ASSIGNMENT]

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type name, address and zip code of assignee)

and irrevocably appoint                                                                               to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, check the box below:

[ ] Sections 3.09 and 4.07                                     [ ] Section 4.06

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Sections 3.09 and 4.07 or Section 4.06 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000; provided that the no Notes of $2,000 or less shall be redeemed in part.):

$

Date:	Your Signature:

Date:	Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Signature of authorized signatory of Trustee or Note Custodian	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase

*	This schedule should only be included if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Attention: Steven A. Finklea

Re:	6 5/8% Senior Notes due 2020 of Atlas Pipeline Partners, L.P.
and Atlas Pipeline Finance Corporation

Reference is hereby made to the Indenture, dated as of September 28, 2012 (the “Indenture”), among Atlas Pipeline Partners, L.P. (the “Company”) and Atlas Pipeline Finance Corporation (together with the Company, the “Issuers”), the Persons acting as guarantors and named therein (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                     , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                                           (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Certificated Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

2. [ ] Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Certificated Note and in the Indenture and the Securities Act.

3. [ ] Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b) [ ] such Transfer is being effected to the Company, Finance Co or a Subsidiary of the Company; or

(c) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Certificated Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form Exhibit E to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Certificated Notes and in the Indenture and the Securities Act.

4. [ ] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.

(a) [ ] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture.

(c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

(d) [ ] Check if Transfer is Pursuant to an Effective Registration Statement. The transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and for the benefit of the Issuers, the Subsidiary Guarantors, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. as the Initial Purchasers (collectively, the “Initial Purchasers”) of such Notes being transferred. We acknowledge that you, the Issuers, the Subsidiary Guarantors and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

[Insert Name of Transferor]

By:

Name:

Title:

Dated:                     ,

cc: Issuers

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP ), or

(ii)	[ ] Regulation S Global Note (CUSIP ), or

(iii)	[ ] IAI Global Note (CUSIP ); or

(b)	[ ] a Restricted Certificated Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	[ ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP ), or

(ii)	[ ] Regulation S Global Note (CUSIP ), or

(iii)	[ ] IAI Global Note (CUSIP ), or

(iv)	[ ] Unrestricted Global Note (CUSIP ); or

(b)	[ ] a Restricted Certificated Note; or

(c)	[ ] an Unrestricted Certificated Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Attention: Steven A. Finklea

Re:	6 5/8% Senior Notes due 2020 of Atlas Pipeline Partners, L.P.
and Atlas Pipeline Finance Corporation

(CUSIP                         )

Reference is hereby made to the Indenture, dated as of September 28, 2012 (the “Indenture”), among Atlas Pipeline Partners, L.P. (the “Company”) and Atlas Pipeline Finance Corporation (together with the Company, the “Issuers”), the Persons acting as guarantors and named therein (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                                      (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Certificated Notes or Beneficial Interests in an Unrestricted Global Note

(a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [ ] Check if Exchange is from Restricted Certificated Note to Unrestricted Certificated Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers, the Subsidiary Guarantors, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc., as the Initial Purchasers (collectively, the “Initial Purchasers”) of such Notes being transferred. We acknowledge that you, the Issuers, the Subsidiary Guarantors and the Initial Purchasers will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

[Insert Name of Owner]

By:

Name:

Title:

Dated:                     ,

cc: Issuers

C-2

EXHIBIT D

FORM OF GUARANTEE NOTATION

Subject to the limitations set forth in the Indenture (the “Indenture”) referred to in the Note upon which this notation is endorsed, each of the entities listed on Schedule A thereto (hereinafter referred to as the “Subsidiary Guarantors,” which term includes any successor or additional Subsidiary Guarantor under the Indenture) (i) has unconditionally guaranteed: (a) the due and punctual payment of the principal of, premium and interest (including Additional Interest, if any) on the Notes, whether at maturity or interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of, premium and interest (including Additional Interest, if any) if lawful, on the Notes, (c) the due and punctual payment or performance of all other Obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the prompt payment in full thereof when due or performance thereof in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee.

This Guarantee Notation is subject to the limitations set forth in the Indenture, including Article 10 thereof.

No member, manager, stockholder, partner, officer, employee, director or incorporator, as such, past, present or future, of the Subsidiary Guarantors shall have any personal liability under this Guarantee by reason of his or its status as such member, manager, partner, stockholder, officer, employee, director or incorporator.

The Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

Each Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this notation of Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The Subsidiary Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

Subsidiary Guarantors:

[ ]

By:
Name: Title:

D-1

EXHIBIT E

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Atlas Pipeline Partners, L.P.

Atlas Pipeline Finance Corporation

Park Place Corporate Center One

1000 Commerce Drive

Pittsburgh, Pennsylvania 15275

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Attention: Steven A. Finklea

Re:	6 5/8% Senior Notes due 2020 issued by Atlas Pipeline Partners, L.P.
and Atlas Pipeline Finance Corporation

Reference is hereby made to the Indenture, dated as of September 28, 2012 (the “Indenture”), among Atlas Pipeline Partners, L.P. (the “Company”) and Atlas Pipeline Finance Corporation (“Finance Co”), as issuers (the “Issuers”), the Subsidiaries named therein, as Subsidiary Guarantors, and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                     aggregate principal amount of:

(a)	☐ a beneficial interest in a Global Note, or

(b)	☐ a Certificated Note,

we confirm that:

1.  We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2.  We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company, Finance Co, or any subsidiary of the Company, (B) in the United States to a person who the seller reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (C) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (E) to an institutional “accredited investor” within the meaning of Rule 501(A)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor acquiring the security for its own account or for the account of such institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, in each of cases (A) through (E) in accordance with any applicable securities laws of any state of the United States, and we further agree to provide to any person purchasing a Certificated Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (B) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.  We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you such certifications, legal opinions and other information as you may reasonably requires to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

5.  We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Institutional Accredited Investor]

By:
Name:
Title:

Dated:                      ,

E-2

ANNEX I

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE FINANCE CORPORATION

and

the Subsidiary Guarantors named herein

6 5/8% SENIOR NOTES DUE 2020

FORM OF SUPPLEMENTAL INDENTURE

DATED AS OF                          ,

U.S. BANK NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE, dated as of                          ,          is among Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Company”), Atlas Pipeline Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of September 28, 2012 (the “Indenture”), pursuant to which the Issuers have issued $325,000,000 in principal amount of 6  5/8% Senior Notes due 2020 (the “Notes”);

WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantors pursuant to Section 4.13 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ATLAS PIPELINE PARTNERS, L.P.

BY:	ATLAS PIPELINE PARTNERS GP, L.L.C., ITS GENERAL PARTNER

By:
Name: Title:

ATLAS PIPELINE FINANCE CORPORATION

By:
Name: Title:

SUBSIDIARY GUARANTORS:

[ ]

By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name: Title:

E-4